UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 21, 2013

Fusion-io, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35188	20-4232255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2855 E. Cottonwood Parkway, Suite 100

Salt Lake City, Utah 84121

(Address of principal executive offices) (Zip code)

(801) 424-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 23, 2013, Fusion-io, Inc. ( “Fusion-io”) issued a press release reporting financial results for the fiscal first quarter ended September 30, 2013. The full text of this press release is furnished as Exhibit 99.1 hereto.

Fusion-io makes reference to non-GAAP financial measures in the press release, and includes information regarding such measures in the press release. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 2.02 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2013, the Board of Directors (the “Board”) of Fusion-io appointed Dr. Edward H. Frank as a member of the Board, effective immediately. Dr. Frank will serve as a Class II director with a term expiring at the company’s 2015 annual meeting of stockholders. The Board has affirmatively determined that Dr. Frank meets the independence standards under the Securities and Exchange Commission (the “Commission”) and New York Stock Exchange rules and regulations.

In connection with his appointment to the Board, Dr. Frank received a restricted stock unit award covering 30,000 shares of common stock, consistent with the initial award granted to non-employee directors upon joining the Board. Dr. Frank’s compensation for services as a director of Fusion-io will be consistent with that of Fusion-io’s other non-employee directors, as described in Fusion-io’s definitive proxy statement filed with the Commission on October 10, 2013. In connection with his appointment, Fusion-io and Dr. Frank will enter into Fusion-io’s standard director indemnification agreement, the form of which was filed with the Commission on May 23, 2011 as Exhibit 10.1A to Fusion-io’s registration statement on Form S-1.

There are no other understandings or arrangements between Dr. Frank or any other person and Fusion-io or any of its subsidiaries pursuant to which Dr. Frank was appointed to serve as a director. There are no family relationships between Dr. Frank and any director, executive officer or person nominated by Fusion-io to become a director or executive officer, and there are no transactions between Dr. Frank or any of his immediate family members and Fusion-io or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

From May 2009 to October 2013, Dr. Frank served as vice president of Macintosh Hardware Systems Engineering at Apple, Inc. Since 1996, Dr. Frank has been a technology partner at Advanced Technology Ventures, a venture capital firm. Dr. Frank served as vice president of research & development at Broadcom Corporation, a developer of broadband communication solutions, from May 1999 to March 2008, and as a consultant from April 2008 to April 2009. From 1996 to 1999, Dr. Frank was the co-founder and executive vice president of Epigram, Inc., which was acquired by Broadcom in May 1999. From 1993 to 1996, Dr. Frank was the co-founder and vice president of engineering of NeTpower Inc. From 1988 to 1993, Dr. Frank was a Distinguished Engineer at Sun Microsystems, Inc. Dr. Frank holds over 50 United States patents and is a Life Trustee of Carnegie Mellon University. He holds an M.S and B.S. in Electrical Engineering from Stanford University and a Ph.D. in Computer Science from Carnegie Mellon University.

On October 23, 2013, Fusion-io announced that Dennis P. Wolf, Fusion-io’s Chief Financial Officer and Executive Vice President, is resigning his position at Fusion-io after a period of transition to pursue an opportunity at a privately held company. Fusion-io has initiated a search for Mr. Wolf’s replacement. Mr. Wolf’s resignation was not related to any issues regarding the integrity of the company’s financial statements or accounting policies and practices.

On October 23, 2013, Fusion-io also announced that James L. Dawson, the company’s Chief Sales Officer and Executive Vice President is retiring effective October 31, 2013. In connection with his resignation, Mr. Dawson will receive the following benefits in exchange for a release of claims in favor of Fusion-io: (i) continued payment of his base salary for a period of 12 months; (ii) payment for up to 12 months of COBRA premiums to continue health insurance coverage for him and his eligible dependents; and (iii) a cash payment of approximately $48,000, less applicable tax withholding. In addition, Mr. Dawson has agreed to continue to provide advisory services to the company for a period of up to 18 months following his resignation, during which time his existing equity awards will continue to vest in accordance with their terms, subject to him executing (and not revoking) a supplemental release of claims in favor of Fusion-io at the end of the 18-month term. Should a change-of-control event occur before the end of that term, his equity awards would vest in an amount that would have otherwise vested during that 18-month term, subject to executing (and not revoking) a supplemental release of claims. The foregoing descriptions of the separation agreement with Mr. Dawson does not purport to be complete and is qualified in its entirety by reference to the complete text of the separation agreement, which will be filed as an exhibit to Fusion-io’s Periodic Report on Form 10-Q for the quarter ended December 31, 2013.

In connection with Mr. Wolf’s resignation, David Sampson, who has been Fusion-io’s Vice President of Finance since June 2010, has been appointed as the company’s principal accounting officer. Since the beginning of Fusion-io’s last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which Fusion-io or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Sampson, or members of his immediately family, had or will have a direct or indirect material interest.

Mr. Sampson, 49, has been Fusion-io’s Vice President of Finance since June 2010. From July 2004 through June 2010, he served as Vice President of Finance at Ancestry.com, Inc., a leading family history website. From 1995 to 2004, he served as Manager and Senior Manager at Ernst & Young LLP. Mr. Sampson is a certified public accountant in California and Utah. He holds a B.S. in Accounting from Brigham Young University.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Fusion-io, dated October 23, 2013, reporting financial results for the fiscal first quarter ended September 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSION-IO, INC.

Date: October 23, 2013	By:	/s/ Shawn L. Lindquist
	Name:	Shawn L. Lindquist
	Title:	Chief Legal Officer,
Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Fusion-io, dated October 23, 2013, reporting financial results for the fiscal first quarter ended September 30, 2013.